Exhibit (10)(l)(i)
                                                 -----------------

                       SOUTH JERSEY INDUSTRIES, INC.

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM





                         EFFECTIVE: October 1, 1983

                     AMENDED and RESTATED: July 1, 1997




                               - Title Page -


                       SOUTH JERSEY INDUSTRIES, INC.

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

                             TABLE OF CONTENTS


   Item                          Description                   Page(s)


      I                   Purpose                                 1

     II                   Definitions                             1

    III                   Program Retirement Income               2

     IV                   Protection of Confidential
                          Information:  Non-competition           4

      V                   Miscellaneous                           5

    ATTACHMENT A          Individual Agreement                    8

    ATTACHMENT B          Sample Calculation                     10

    ATTACHMENT C          Projected Officer Benefits as of
                          January 1, 1997                        11



                           - Table of Contents -


                        SOUTH JERSEY INDUSTRIES, INC.

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM


     I. PURPOSE. South Jersey Industries, Inc., and its subsidiary companies as defined in Section II (e), hereby establish this Program, effective October 1, 1983, amended and restated effective January 1, 1989, September 1, 1991, and July 1, 1997 for the purpose of providing retirement income benefits to designated officers of the Companies.

    II.   DEFINITIONS.

          (a) "Accrued Benefit" shall mean a vested right to benefits under the Program which shall commence upon the Officer's attaining age 50 while still in the service of the Company; or death after attaining age 50 and while employed by the Company. The "accrued benefit" shall be equivalent to 2% per year of service (inclusive of both the qualified plan and the SERP) up to the maximum stipulated in Section III (a)(1), plus an additional 5% of Final Average Compensation.

          (b) "Actuarial Equivalent" shall mean that all benefit forms payable under this Program shall be the actuarial equivalent of a Life Annuity with six years guaranteed. The actuarial factors used in making those determinations shall be the applicable actuarial factors specified in the Plan, as defined in Section 2(i).

          (c) "Board of Directors" shall mean the Board of Directors of South Jersey Industries, Inc.

          (d) "Committee" shall mean the Compensation/Pension Committee as appointed by the Board of Directors to administer the Program pursuant to Section 5(a) hereunder.

          (e) "Company" shall mean South Jersey Industries, Inc.; South Jersey Gas Company; Energy & Minerals, Inc; South Jersey Energy Company; South Jersey Fuel Company and R & T Group, Inc.

          (f) "Effective Date" shall mean October 1, 1983. The effective date of this Amendment and Restatement is July 1, 1997.

          (g) "Final Average Compensation" shall mean the Officer's average total cash compensation (salary plus annual incentive bonus earned and paid) for the highest 36 consecutive calendar months of the final 60 months prior to the earliest of the Officer's actual retirement, death or disability.

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          (h)  "Officer" shall mean Chief Executive Officer, President,
          Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Secretary, Assistant Secretaries, Treasurer, Assistant Treasurers, Controller and Assistant Controllers of the Company, or Officer as prescribed by the Bylaws of the Company from time to time, who have attained the age of 50.

          (i) "Plan" shall mean the qualified Retirement Plan for non-union employees of South Jersey Industries, and its subsidiary companies as identified in the Plan Document.

          (j) "Program" or "SERP" shall mean the Supplemental Executive Retirement Program of the Company as set forth in this document, including any and all amendments hereto and restatements hereof.

          (k) "Primary Social Security" shall mean the primary benefit paid to an Officer under the Federal Social Security Act, as amended from time to time.

          (l) "Year of Service" shall have the same meaning as the definition given under Section 3.03(a) of the Plan.

          (m) "Change in Control" for the exclusive purposes of this plan, shall mean any of the following: (1) approval by the shareholders of the Company without the recommendation and approval of the Board of Directors of the Company of any plan or proposal for the consolidation, merger, liquidation, dissolution or acquisition of the Company or all or substantially all of its assets; (2) election to the Board of Directors of the Company of directors who constitute a majority of the directors, different from the individuals who at the effective date of this amendment and restatement of the SERP constituted the entire Board of Directors of the Company, unless those individuals were recommended for election as directors by a majority of the original Board of Directors, or by successor directors recommended by the original Board of Directors; or (3) the acquisition by any person of 20% or more of the stock of the Company having general voting rights in the election of directors (for purposes of this clause (3), the term "person" shall include any individual or entity or any combination of two or more individuals or entities acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 for the purpose of acquiring, holding or disposing of stock of the Company).

  III.    PROGRAM RETIREMENT INCOME.

          The Company agrees to pay a Program benefit to an Officer under the following circumstances and conditions:

          (a) Retirement Benefit. The benefit payable to an Officer eligible under this plan upon retirement at the age of 60, or upon early retirement as defined in Section III(b) shall be as follows:

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               (1)  A benefit of 2% of the Officer's final average
               compensation as defined under Section 2(g), multiplied by the Officer's years of service (not to exceed 30 years), inclusive of the qualified Pension Plan Benefit; except in the instance where the qualified Pension Plan Benefit yields a percentage of final average compensation calculated on the basis of a Life Annuity with six years guaranteed in excess of 60%, whereas, in such case, the higher qualified Plan benefit shall be payable, plus,

               (2) an additional 5% of the Final Average Compensation as defined under Section 2(g), and pursuant to the provisions of Section II (a).

               (3) The amount payable shall commence on the first day of the month immediately following the Officer's retirement. The benefit shall be payable in any form elected by the officer from among the benefit forms available under the Plan. The benefit under the program shall be the Actuarial Equivalent of a Life Annuity with six years guaranteed. However, the SERP shall provide for a 50% joint annuitant option for the spouse of the Officer without any actuarial reduction, for both the SERP and the "Plan". (See Attachment "B")

               (4) The benefit payable under Section 3(a)(1) shall be supplemented to the extent necessary to ensure that the Officer receives a benefit under this Program which is at least equal to the benefit that would have been paid to the Officer under the Plan had that benefit been determined without regard to the limit on compensation taken into account under the Plan imposed by section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code") and without regard to the limit on benefits payable under the Plan imposed by section 415 of the Code.

          (b) Early Retirement Benefit. If the Officer has attained the age of 55 while in the service of the Company, the Officer may, upon written application to retire made to the Company, and upon receipt of the Company's written consent to such early retirement, receive an annual benefit equal to the normal retirement benefit, as calculated under Section 3(a) of this Program, multiplied by 100% minus 1/6% (one-sixth of one percent) for each month by which the Officer's retirement date precedes the Officer's 60th birthday. The amount payable shall commence on the first day of the month following the Officer's retirement. The benefit shall be payable in any form elected by the officer from among the benefit forms available under the Plan. The benefit under the Program shall be the Actuarial Equivalent of a Life Annuity with six years guaranteed with a 50% joint annuitant option provided as indicated in Section 3(a)(3). Further, the Board of Directors at the recommendation of the Committee may waive all or a portion of the early retirement penalty stipulated in this paragraph. Further, the CEO and eligible Officer may agree to a retirement age between 58 and 60 years of age. In such instances, when the Board has either waived early retirement penalties or the CEO and eligible officer have agreed to a retirement date between 58 and 60, all early

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          retirement penalties shall be eliminated under the SERP and the
          Plan and the Officer shall be made whole through the SERP. In such instances, when the Board has waived the early retirement reduction, or the CEO and the eligible Officer have agreed to a retirement date between 58 and 60, all early retirement reductions shall be eliminated under the SERP. The offset for Plan benefits will, however, be net of any applicable reductions.

          (c) Disability Benefit. If the Officer receives disability benefits under insurance provided by the Company, the Officer shall continue to accumulate service for purposes of the Program benefit as calculated under Section 3(a). The benefit shall be based on Final Average Compensation determined to the date of disability. The amount payable shall commence at the same time and in the same form as the benefit under the Plan. The benefit under the Program shall be the Actuarial Equivalent of a Life Annuity with six years guaranteed, with a 50% joint annuitant option provided as indicated in Section 3(a)(3).

          (d) Death Benefit. If an Officer dies after attaining age 50 while employed by the Company, the Officer's spouse shall be entitled to an annual survivor pension equal to one-half of the Officer's Accrued Benefit calculated in accordance with Section 3(a), and without the application of any early retirement penalty (reduction).

    IV.   PROTECTION OF CONFIDENTIAL INFORMATION: NONCOMPETITION.

          In view of the fact that the Officer's work with the Company brings him in close contact with many confidential affairs of the Company, including matters of a business nature such as information about costs, profits, markets, sales, plans for future development and other information not readily available to the public, the Officer who agrees to participate in the Program also agrees:

               (1) to keep confidential during and after the Officer's employment by the Company all matters of and information relating to the Company, and not to disclose them to anyone outside of the Company under any circumstances, or to anyone within the Company who is not in a position where he needs to know such information;

               (2) to deliver promptly to the Company on termination of the Officer's employment, or at any time that the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Company which he may then possess or have under the Officer's control; and

               (3) during the term of the Officer's employment and for a period of ten (10) years thereafter, not directly or indirectly to (a) enter the employ of, or render any

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               services to, any person, firm or corporation engaged in any business competitive with the business of the Company in any area serviced by the Company or in which the Company does business; (b) engage in such business for the Officer's own account; or (c) become interested in any such business as an individual, partner, director, Officer, principal, agent, employee, trustee, consultant or in any other relationship or capacity. Anything to the contrary herein notwithstanding, the Officer may be retained as an independent advisor and consultant to the President of the Company as to such matters as the President of the Company may from time to time request.

     V.   MISCELLANEOUS.

          (a) Administration of Program. The Program shall be administered by the Compensation/Pension committee appointed by the Board of Directors. The Committee shall have full power, discretion and authority to recommend interpretation, construction and administration of the Program and any part thereof to the Board of Directors. The Committee may recommend to the Board of Directors employment of legal counsel, consultants, actuaries and agents, as it deems desirable, in the administration of the Program, and may rely on the opinion(s) of such counsel, the advice of such consultants, and the computations of such actuary(ies). The Committee shall have such rights, duties and privileges under the Program as are allocated to the administrative committee under the Plan. The Board of Directors shall designate the President and Chief Executive Officer as Program Administrator.

          (b) Arbitration. Any controversy or claim arising out of or related to this Program, including any rights to benefits which have accrued under this Program, or the interpretation, construction or administration of the Program, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators is binding and may be entered in any Court having jurisdiction thereof.

          (1) The arbitration panel shall consist of three arbitrators, one appointed by each party, and a third, neutral arbitrator appointed by the first two arbitrators.

               (2) Each party shall appoint its arbitrator within fourteen days after the filing of the Demand for Arbitration, and the third arbitrator shall be appointed within ten days thereafter.

               (3) The third, neutral arbitrator, shall serve as chairman of the Arbitration Panel.

               (4) All decisions of the Arbitration Panel, including the award, must: be by at least a majority.

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          (c)  Amendment, Suspension and Termination.  The Program may be
          amended, suspended, or terminated in whole or in part at any time and from time to time by the Board of Directors. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any person to benefits under this Program that have accrued prior to that date.

          (d) Change of Control. Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 45 days following the Change of Control, as defined herein, make an irrevocable contribution to a Rabbi Trust or, other comparable funding vehicle in an amount that is equal to 120% of the amount necessary to pay each program participant or beneficiary the benefits accrued for the program participants and their beneficiaries under the terms of the program on the date of the Change in Control, determined using the same actuarial assumptions and methods as are used in funding the Plan.

          (e) Proof of Date of Birth. In order to be eligible to receive payments under this Program, the Officer, or the Officer's surviving spouse seeking benefits under Section 3(d) of this Program shall provide written proof of the date of birth of the Officer to the Committee.

          (f) Notices. Each Officer or surviving spouse or their authorized designee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Officer or surviving spouse furnishes proper address.

          (g) Nonalienation of Benefits. None of the payments, benefits or rights of any Officer or surviving spouse shall be subject to any claim or any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachments, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Officer or surviving spouse.

          (h) Reliance on Data. The Company, the Committee and all other persons associated with the Program's operation shall have the right to rely on the veracity and accuracy of any required written data provided by the Officer or the surviving spouse including representation of age, health and marital status.

          (i) No Contract of Employment. Neither the establishment of the Program, nor any modification thereof, nor the payment of any benefits shall be construed as giving any Officer the right to be retained in the service of any entity const ituting the Company, and all officers shall remain subject to discharge to the same extent as if the Program had never been adopted.

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          (j)  Severability of Provisions.  If any provision of this
          Program shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Program shall be construed and forced as if such provisions had not been included.

          (k) Controlling Law. This Program shall be construed and enforced according to the laws of the State of New Jersey, to the extent not preempted by Federal law, which shall otherwise control.

          (l) Effect-on Other Plans. Any benefit payable under the Program shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plans or other arrangement of the Company for the benefit of its employees.




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                                                  ATTACHMENT "A"



                       SOUTH JERSEY INDUSTRIES, INC.

               SUPPLEMENTAL  EXECUTIVE  RETIREMENT  AGREEMENT



     This Agreement dated ______________________ between South Jersey

Industries, Inc., a New Jersey Corporation, (hereinafter Referred to as the

"Company"'), and __________________________________________, an Officer of

the Company who resides at ______________________________________________.



                                WITNESSETH:

        In consideration of the Officer's employment by the Company hereinafter and of the covenants hereinafter set forth, it is mutually agreed as follows:



        1.   OFFICER'S SERVICES.  The OFFICER shall faithfully, and to the best of the Officer's ability, devote all of the Officer's working time exclusively to the performance of such services for the

        COMPANY as may be assigned to him from time to time under written employment agreements or otherwise and the OFFICER shall not, for remuneration or profit, directly or indirectly render any service to, or undertake any employment for, any other person, firm or corporation, without first obtaining the written consent of the

        President and Chief Executive Officer of the COMPANY.

                                   - 8 -

        2.   PROGRAM RETIREMENT INCOME.  The COMPANY agrees to provide

        the OFFICER with a Supplemental Executive Retirement Program as outlined in the Plan documents attached as Exhibit "A".

        3.   ASSIGNABILITY.  This Agreement shall inure to the benefit of any assignee of the COMPANY, and the OFFICER specifically agrees,

        on demand, to execute any and all necessary documents reasonably requested in connection therewith.

        4.   ENTIRE AGREEMENT.  This Agreement (including Exhibit A)

        constitutes the entire understanding between the parties hereto with reference to the subject matter hereof and shall not be changed or modified except by a written instrument signed by both parties.  This agreement amends and restates all prior agreements between the COMPANY and the OFFICER relating to the Supplemental

        Executive Retirement Program.  Otherwise, all existing contracts of employment between the COMPANY and the OFFICER shall survive the making of this Agreement and, except to the extent amended hereby,

        remain in full force and effect.

        IN WITNESS WHEREOF, the COMPANY has caused this Agreement to be executed in duplicate by a proper and duly authorized representative thereof, and the OFFICER has signed this Agreement in duplicate, as of the day and year first above written.



 SOUTH JERSEY INDUSTRIES, INC.        OFFICER



By_______________________________     By________________________________


Title_____________________________    Title_____________________________


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